Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q (the “Report”) of 4D Molecular Therapeutics, Inc. (the “Company”) for the period ended March 31, 2025, David Kirn, as Chief Executive Officer of the Company, and Uneek Mehra, as Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

a)
the Company’s Report for the period ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

b)
the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 8, 2025

By:	/s/ David Kirn
David Kirn
Chief Executive Officer
(Principal Executive Officer)

Dated: May 8, 2025

By:	/s/ Uneek Mehra
Uneek Mehra
Chief Financial and Business Officer
(Principal Financial and Accounting Officer)